Exhibit 31.4

Certification by the Principal Financial Officer

pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Stuart Grant, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A (Amendment No. 2) of Patheon Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 21, 2014	/s/ Stuart Grant
Stuart Grant
Executive Vice President, Chief Financial Officer
(Principal Financial Officer)